Exhibit 99.1

Blink Charging Acquires Blue Corner, Expanding European EV Charging Footprint

-      Acquisition adds 7,071 charging ports to Blink’s portfolio across four countries in Western Europe

Miami Beach, FL – May 11, 2021 – Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced that it acquired the European EV charging operator Blue Corner N.V., based in Antwerp, Belgium, and its portfolio of 7,071 charging ports and a robust European charging network. The acquisition was made with a combination of cash and stock of up to €21 million (or approximately $25 million) and gives Blink complete operational control of Blue Corner and its EV charging assets. The acquisition is part of Blink’s broader strategic international expansion plans and provides the Company a significant infrastructure footprint in the region. Blue Corner chargers are located across Belgium, Luxembourg, the Netherlands, and France.

Blink’s European expansion allows the Company to capitalize on the robust European EV industry immediately. “EVs enjoy a much higher market share in Europe. This brings increased utilization for EV charging stations. In addition, the historically higher price of fuel makes driving an EV a stronger value proposition for drivers,” stated Blink Founder and Chief Executive Officer Michael D. Farkas.

The European EV market is growing faster than the United States. Sales of plug-in electric vehicles in Europe rose 137% to 1.4 million vehicles last year, whereas U.S. sales rose 4% to 328,000, according to ev-volumes.com. The surge in EV adoption will increase demand for EV charging infrastructure. In addition, European regulations are further accelerating widespread EV adoption regulatory support for zero-emission vehicles.

“We are very excited about this acquisition and the opportunity it provides Blink to have a significant presence in Europe quickly. As a key contributor to the expanding EV landscape, we are continuously looking for opportunities to strategically increase our global assets while also making EV charging more accessible. International expansion is fundamental to our rapid growth and will accelerate the success we are already achieving in the region,” stated Farkas. “Our aggressive international strategy complements a series of significant domestic wins and new contracts that have exponentially expanded our network in the US.”

“Blue Corner’s mission is to build a sustainable society and be ready for tomorrow’s driver. Since Blink shares this philosophy, it was a logical step to join forces. I am convinced that Blue Corner, as part of Blink Charging, can acquire a strong market presence throughout Europe. This acquisition allows us to significantly strengthen both our financial and organizational structure,” shared Peter Buyckx, Managing Director of Blue Corner.

To facilitate Blink’s European expansion, the Company also announced the formation of Blink Holdings B.V., a new Dutch company in Amsterdam, which will drive the growth of Blink’s European presence. The existing Blue Corner operations, management team, and personnel will remain unchanged following the acquisition.

Blink formally entered the European market in September 2019 with Blink Charging Hellas, a joint venture between Blink Charging Co. and Eunice Energy Group. The partnership began with the first deployment of Blink electric vehicle charging stations in Greece as part of the green energy electrification of the Rio-Antirrio “Charilaos Trikoupis” Bridge. Significant subsequent announcements have been made, including a partnership of Blink Charging Hellas and Nissan Nik. I. Theocharakis S.A and the purchase of 45 dual-port Blink charging stations by Public Power Company (PPC S.A.) for deployment across Greece. This tender by PPC S.A. was the first following the utility’s public announcement to enter into the Greek EV charging market with 10,000 charging stations. Also, in September 2019, Blink announced its first deployments of EV charging stations in Israel through its wholly-owned subsidiary Blink Charging Ltd.

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ABOUT BLINK CHARGING

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 23,000 charging stations, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink Charging’s principal line of products and services include its Blink EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

ABOUT BLUE CORNER

Blue Corner started in 2011 as one of the pioneers of charging points for electric vehicles. Based on its sustainable mission, the supplier and manager of EV charging facilities wants to make electric driving easy and accessible for everyone. Blue Corner focuses on smart and comprehensive 360° solutions with subscriptions for professionals, the general public and partners. Its rapidly growing network has over 7,000 charging points spread across Belgium, the Netherlands, Luxembourg and France. Blue Corner’s public charging card makes a total of 250,000 charging points accessible in the rest of Europe. The company has 30 employees and is headquartered in Antwerp.

www.bluecorner.be

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should,” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including risks attendant to making acquisitions, especially in other countries, as a result of integration of acquired assets and personnel and managing growth in new markets and those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Sources

How Europe Became the World’s Biggest Electric-Car Market – and Why it Might Not Last. February 28, 2021. https://www.wsj.com/articles/how-europe-became-the-worlds-biggest-electric-car-marketand-why-it-might-not-last-11614508200

Europe overtakes China in EV sales growth in 2020. January 20, 2021. https://www.spglobal.com/platts/en/market-insights/latest-news/coal/012021-europe-overtakes-china-in-ev-sales-growth-in-2020

EU told 1 million public EV charging stations needed by 2024. February 11, 2021.

https://www.reuters.com/article/us-europe-autos-electric/eu-told-1-million-public-ev-charging-stations-needed-by-2024-idUSKBN2AB0UG

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